                      CONTINUATION OF EMPLOYMENT AGREEMENT

    AGREEMENT made as of this 27th day of May, 1997 by and between NORD RESOURCES CORPORATION, a Delaware corporation (the "Company"), with an address of 8150 Washington Village Drive, Dayton, Ohio 45458, and EDGAR F. CRUFT, ("Cruft"), an individual residing at 4101 Roblar Avenue, Santa Ynez, California 93460.

    WHEREAS, Cruft has been the President, Chief Executive Officer and Chairman of the Board of the Company on a full-time basis for many years;

    WHEREAS, Cruft desires to reduce his responsibilities to, and compensation from, the Company and the Company desires to retain the services of Cruft pursuant hereto.

    In consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

    1. EMPLOYMENT. The Company agrees to continue to employ Cruft, and Cruft hereby agrees to continue such employment for the Term (as defined below), with the reduced duties and compensation and upon the terms and conditions hereinafter set forth in this Agreement.

    2. TERM. The term ("Term") of Cruft's employment hereunder shall commence on June 1, 1997 ("Effective Date") and shall continue through and including May 31, 1998 ("Initial Termination Date"), unless earlier terminated by Cruft on not less than ninety (90) days' advance written notice to the Company or as hereinafter provided for in this Agreement. The Term hereof shall thereafter be automatically extended from year to year unless and until terminated by either party on written notice given to the other party not less than ninety (90) days' prior to the Initial Termination Date or, if previously extended, the then extended termination date hereof.

    3.  DUTIES AND OFFICES.

        (a) Cruft shall be the Chairman of the Board of the Company during the Term and shall perform the services as set forth in the Company's bylaws, which services shall be commensurate with Cruft's status as Chairman. Cruft shall perform his services subject only to the direction and control of the Board and will report only to the Board.

        (b) During the Term, Cruft shall be obligated to devote no more than 12.5% of his full working time and energies to the business and affairs of the Company. The Company understands that Cruft may contemporaneously serve in a similar capacity with Nord Pacific Limited ("NPL").

        (c) Unless Cruft otherwise agrees in writing, the office for the performance of his services shall be located in or around Santa Ynez, California or at such other location to which Cruft determines to relocate. The Company shall pay for Cruft's office and such secretarial assistance as is reasonably necessary, which shall be reduced to part-time as soon as reasonably possible.

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

    4. COMPENSATION. During the Term, the Company shall pay Cruft an annual salary ("Salary") of $50,000 in equal semi-monthly installments, less required withholding and other applicable taxes. In the event the Company and Cruft mutually agree in advance for Cruft to devote additional time to the Company, Cruft will be compensated for such additional time on a pro rata basis determined on an annual basis.

    5.  EXPENSES, BENEFITS AND PERQUISITES.

        (a) The Company will pay or reimburse Cruft for all travel and other expenses reasonably incurred by Cruft during the Term hereof in connection with the performance of his duties hereunder upon presentment of written expense receipts reflecting such expenses.

        (b) The Company shall reimburse Cruft for his costs of participation in the Company's health insurance plan so long as he is covered under the Company's plan or, if the Company's plan is no longer available to Cruft, the cost of a comparable plan separately maintained by Cruft.

        (c) The Company shall provide to Cruft at no cost to Cruft professional services related to tax, retirement and estate planning.

        (d) Title to the 1989 BMW which Cruft is currently using shall be transferred to him at no cost.

    The cost of Cruft's office, insurance and certain expenses and other items may be shared by the Company with NPL under separate agreement, and it is not intended that the cost of items hereunder be duplicative of items provided by NPL.

    6. DISABILITY. If Cruft is unable to perform his services by reason of illness or incapacity for a period of 180 consecutive days, the Company shall have the right to terminate this Agreement and all benefits hereunder at any time after the 180th day, provided that on the effective date of termination, Cruft is still disabled. Such termination shall not effect any rights which Cruft may have at the time of termination pursuant to any insurance, retirement, pension, stock or option award or other benefit plan or arrangement with the Company or under Sections 10 and 12 of this Agreement. During the period of disability prior to termination, the Company shall pay Cruft his Salary provided for in this Agreement and shall comply with all other terms and conditions of this Agreement.

    7. DEATH OF CRUFT. In the event that Cruft should die during the Term, this Agreement and all benefits hereunder shall terminate. Such termination shall not affect any rights which Cruft, his spouse or estate may have at the time of his death pursuant to any insurance or other death benefit, retirement, pension, stock or option award or any other benefit plan or arrangement with the Company or under Sections 10 and 12 of this Agreement.

    8. DISCHARGE FOR CAUSE. The Board of Directors of the Company may discharge Cruft "For Cause" at any time. Such discharge shall be effected by written notice to Cruft which shall specify the reasons for Cruft's discharge and the effective date thereof. As used herein, the term "For Cause" shall mean only chronic alcoholism, drug addiction, criminal dishonesty or willful violation of direct written instructions from the Board of Directors of the Company relating to material matters, which directions are consistent with all applicable laws, rules and regulations and orders to which Cruft or the Company are subject and the provisions of this Agreement, unless cured within 10 days after notice. Upon termination pursuant to this Section 8, this Agreement and all benefits hereunder shall terminate, except that such termination shall not affect any right that Cruft may have at the time of termination pursuant to any insurance, retirement, pension, stock or option award or any other benefit plan or arrangement with the Company or under Section 10 or 12 of this Agreement.

    9. INDEMNIFICATION. The Company shall indemnify Cruft to the fullest extent permitted by law and the certificate of incorporation and bylaws of the Company from and against any loss, claim, liability and/or expense incurred for, or by reason of, or arising out of, acts of Cruft as an officer and/or director of the Company or any subsidiary at any time prior to the date hereof or during the Term hereof.

   10. DEFERRED COMPENSATION. The Company recognizes that Cruft and his spouse are currently entitled to benefits under the Restated Deferred Compensation Agreement date May 10, 1989 between the Company and Cruft, as amended by Amendment No. 1 thereto dated July 7, 1995 ("Retirement Agreement"). As of the Effective Date, the Company will commence to make payment to Cruft of the $226,653 per year which, it is agreed, is payable under the Retirement

Agreement and will continue to make such payments to him or his spouse as required thereunder. Such payment will be in addition to the Salary and all benefits and other compensation payable to Cruft pursuant to this Agreement or otherwise by the Company. The Company agrees to fund the trust (the "Trust") created under that certain Trust Agreement dated May 10, 1989, as restated July 7, 1995 and as amended by Amendment No. 1 thereto dated December 1, 1995 to fund the payments due Cruft thereunder, by depositing therein (i) on or before July 31, 1997 an additional $650,000, and (ii) on or before July 31, 1998, sufficient cash to fully fund such trust. The provisions of this Section will survive termination of the provisions of this Agreement.

   11. OPTIONS. Cruft currently owns those options listed on Exhibit A hereto ("Existing Options"). Contemporaneously herewith, the Company is issuing to Cruft non-qualified options ("New Options", New Options and Existing Options being referred to herein collectively as "Cruft Options") to purchase an additional 50,000 shares of common stock of the Company for $4.00 per share expiring June 1, 2000, which New Options shall be exercisable by Cruft in whole or in part at any time or times prior to such expiration date. The New Options will contain the same provisions as the Existing Options as previously issued, except for the exercise price and the expiration date thereof and except that they will be non-qualified options. All Existing Options (qualified and non-qualified) which expire at a time when the "Market Price" is either (x) below or (y) less than $1.00 above the price at which such Existing Options are exercisable will be reissued to Cruft by the Company as non-plan, non-qualified options at the same exercise price, but not less than the then "Market Price", with an expiration date of two years after such reissuance, provided that Cruft is then or within ninety (90) days prior thereto had been an employee or director of or consultant to the Company and/or its affiliates. For purposes hereof, "Market Price" shall mean the closing sale price of the shares for which the options are exercisable on the New York Stock Exchange or such other exchange on which such shares are then traded on such date.

   12. EXISTING LOANS. Cruft acknowledges that he is currently indebted to the Company in the principal amount of $150,000, in the aggregate, pursuant to the terms of those certain Executive Loan Agreements dated August 8, 1988 and October 2, 1989 (collectively "Cruft Loans"). The Company agrees to forgive the principal of the Cruft Loans in accordance with the following schedule, provided Cruft has not theretofore voluntarily completely terminated his involvement with the Company as director and/or consultant.

               FORGIVENESS DATE               PRINCIPAL OF LOAN FORGIVEN
               ----------------               --------------------------
               June 1, 1997                            $ 50,000

               June 1, 1998                            $ 50,000

               June 1, 1999                            $ 50,000
                                                       --------

                   Total                               $150,000
                                                       --------
                                                       --------

   13.  CONFIDENTIALITY AGREEMENT.

        (a) (i) Cruft acknowledges that during his employment with the Company or any of its subsidiaries, he may have access to secret and confidential information, including but not limited to some or all of the following:

                    (A) product and business plans, budgets, sales forecasts, design plans, research and engineering data, inventions, methods, systems and processes,

                    (B) exploration activities, including, but not limited to, prospects, joint ventures, mining and acquisition opportunities and similar matters.

                    (C)  customers, and

                    (D)  trade secrets

(all such information is hereafter referred to as "Confidential Information").

              (ii) Cruft agrees that (except as authorized in writing by the Company or required pursuant to legal or administrative process) he will not reveal, divulge or make known to any person, firm or corporation any Confidential Information.

             (iii) Cruft agrees that at any time during the Term upon the request of the Board of Directors and upon the termination of this Agreement, Cruft will deliver all Confidential Information together with copies thereof in his possession to the Company. In addition, if after the Term he shall discover any Confidential Information in his possession, he shall forthwith deliver the same together with all copies thereof to the Company.

        (b) In the event of the breach or threatened breach of the terms and conditions of this Section 13 by Cruft, the Company shall be entitled to a temporary or preliminary restraining order and an injunction or other equitable relief restraining and enjoining Cruft from violating this Section
13. In addition to the equitable relief provided above, the Company shall have the right to pursue all other remedies available at law to the Company for such breach or threatened breach, including recovery of damages from Cruft.

        (c) In the event that any of the provisions of this Section 13 shall be deemed unenforceable, invalid, or overbroad, in whole or in part for any reason, then any court of competent jurisdiction is hereby authorized, requested and instructed to reform such provision or provisions to provide for the maximum confidentiality restraints upon the activities of Cruft, which may then be legal and valid.

   14. DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to this Agreement and the obligations and responsibilities of the parties hereto or the breach or alleged breach by any of the parties of their respective obligations hereunder shall be settled by arbitration in the City of New York, by one arbitrator in accordance with the then governing Rules of the American Arbitration Association. The written decision of the arbitrator shall be final and binding upon the Company and Cruft. Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction. Notwithstanding the above, either party shall be entitled to seek and obtain injunctive or similar relief from a court of competent jurisdiction where appropriate pending arbitration. Both parties hereby submit to the exclusive jurisdiction of the courts of the

State of New York or Federal courts situated in New York County, New York for such purpose and for purposes of enforcing any arbitration award. All legal fees and expenses reasonably incurred by Cruft in good faith as a result of any claim or arbitration arising from this Agreement shall be paid by the Company.

   15.  MISCELLANEOUS.

        (a) Cruft's Change of Control Agreement dated May 10, 1989 as amended by Amendment No. 1 dated December 1, 1994, Amendment No. 2 dated December 1, 1995 and Amendment No. 3 of even date herewith shall remain in full force and effect through its termination date of December 31, 1997.

        (b) This Agreement contains the entire understanding between the parties hereto concerning the subject matter hereof. This Agreement may only be amended by an instrument in writing executed by the parties hereto.

        (c) This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

        (d) This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of the successor or successors of the Company, whether by merger, consolidation or otherwise.

        (e) Any notice to be given pursuant to the terms of this Agreement shall be in writing and delivered by hand or sent by registered or certified mail, to such party's address set forth above or to such other address or to the attention of such other person as either party has specified by prior written notice to the other party.

        (f) The Company's waiver of a breach of any provision of this Agreement by Cruft shall not operate or be construed as a waiver of any subsequent breach of this Agreement by Cruft. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.

        (g) Cruft acknowledges that his services are unique and personal. Accordingly, Cruft shall not assign his rights or delegate his duties or obligations under this Agreement.

        (h) Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

        (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and Cruft has executed this Agreement all as of the date first above set forth.


                                       NORD RESOURCES CORPORATION




                                       By: /s/ W. Pierce Carson
                                           ---------------------------------



                                       -------------------------------------
                                       EDGAR F. CRUFT